UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2023

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301, Carnegie PA		15106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 456-4400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AP	New York Stock Exchange
Series A Warrants to purchase shares of Common Stock	AP WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Amendment and Restatement of 2016 Omnibus Incentive Plan

On March 9, 2023, the Board of Directors (the “Board”) of Ampco-Pittsburgh Corporation (the “Corporation”), subject to shareholder approval, approved an amendment and restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan, as amended and restated (the “Plan”). The Plan is currently the Corporation’s only plan providing for the issuance of equity-based awards. The Compensation Committee or the Board of Directors administers the Plan to provide future grants of stock options and other share-based awards to the Corporation’s directors, officers and employees. On May 18, 2023, shareholders holding a majority of the common stock, $1.00 par value (the “common Stock”) of the Corporation voted in favor of the amendment to the Plan.

The Compensation Committee of the Board recommended amending the Plan after reviewing the Plan and, based on that review, determining that an insufficient number of shares were available under the Plan. This amendment and restatement of the Plan increases the number of shares of Common Stock available for delivery under the plan by 1,000,000 shares. The additional shares of the Corporation’s Common Stock authorized to be delivered under the Plan pursuant to the amendment are registered pursuant to a registration statement on Form S-8, dated as of March 18, 2023.

Performance-Based Restricts Stock Units

On May 15, 2023, pursuant to the long-term incentive structure adopted by the Compensation Committee of the Board, the Corporation granted to each of its named executive officers, performance-based restricted stock unit awards (the “PSU Awards”) under the Corporation’s 2016 Omnibus Incentive Plan, as then in effect. The Corporation’s Chief Executive Officer PSU Award may settle for up to 100,000 shares of Common Stock and each of the other PSU Awards may settle for up to 50,000 shares of Common Stock. Subject to the terms of the award agreement with respect to such PSU Awards, each PSU Award vests upon the earlier of (i) the date on which the average closing or last price of a share of Common Stock on the composite tape or other comparable reporting system for the principal national securities exchange on which the Corporation’s Common Stock is listed for the ten trading days ending on such Performance Vesting Date is equal to or greater than $10.00 and (ii) May 15, 2024.

The summaries of the amendment to the Plan and the terms of the PSU Award in this Current Report on Form 8-K do not purport to be complete and are qualified in its entirety by reference to the full text of the Plan and PSU Award, respectively, which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and are incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2023, the Corporation held its annual meeting of shareholders. The following are the voting results for the proposals that were voted upon by the Corporation’s shareholders at that meeting:

1.	In the election of four directors for a term that expires in 2026:

	For	Withheld	Broker Non-Votes
James J. Abel	13,514,298	1,262,528	1,598,598
Fredrick D. DiSanto	14,501,264	275,562	1,598,598
Darrell L. McNair	14,500,809	276,017	1,598,598
Stephen E. Paul	14,503,107	273,719	1,598,598

2.	To approve, in a non-binding advisory vote, the compensation of the Corporation’s named executive officers:

For	Against	Abstain	Broker Non-Votes
14,414,160	318,515	44,151	1,598,598

3.	To approve, in a non-binding advisory vote, the frequency of the advisory vote to approve executive compensation:

1 Year	2 Years	3 Years	Abstain
11,397,503	48,500	3,285,898	44,925

4.	To approve the amendment to the Corporation’s 2016 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Votes
9,715,558	4,963,532	97,736	1,598,598

5.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for 2023:

For	Against	Abstain
16,262,829	106,566	6,029

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan, as amended and restated, incorporated by reference to Registration Statement on Form S-8 filed on May 18, 2023.
10.2	Form of Notice of Grant of Restricted Stock Unit Award (Share Price Performance), incorporated by reference to Registration Statement on Form S-8 filed on May 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION
(Registrant)

Date	May 19, 2023
/s/ Michael G. McAuley
(Signature)
Michael G. McAuley
Senior Vice President, Chief Financial Officer and Treasurer